Xcel Energy Purpose Federal and state laws prohibit buying or selling securities if an individual is aware of information that is considered to be Material and Nonpublic. Violation of these laws can result in substantial penalties. This policy outlines prohibited activities and acceptable transactions involving Xcel Energy securities and the securities of certain other companies. Applicability This Securities Trading Overall policy (“Policy”) applies to all employees of Xcel Energy Inc.’s subsidiaries and affiliates (“Xcel Energy”). This Policy also applies to: • Members of the Xcel Energy Inc. board of directors. • Other individuals with access to Material Nonpublic Information regarding the Company and identified as having such access by the Securities Trading Policy Committee. Other Individuals may include agents, advisors and independent contractors of the Company. • Family members and others living in the household of a person covered by this Policy. This Policy applies equally to Company Securities and the Securities of certain other companies as described below. Note: People designated as Pre-clearance Persons must also follow the Securities Trading for Pre- clearance Persons policy (3.15). Requirements and Responsibilities Xcel Energy Securities Employees, Directors and Other Individuals, and their Related Parties, may not buy or sell, or engage in certain other transactions as described below involving, the Company’s Securities while aware of Material Nonpublic Information of the Company or engage in any other action to take advantage of, or pass on to others who might trade on the basis of, that information. The Company’s Securities include common stock, whether held directly or in a 401(k) or other benefit plan, and any phantom shares or stock equivalent units held under any deferred compensation or other benefit plan. This prohibition applies even if the proposed purchase or sale is for reasons other than awareness of Material Nonpublic Information, such as a desire to raise money for unanticipated expenditures. Other Company Securities The Company’s Policy related to the trading of Xcel Energy Securities also applies to the trading of other companies’ Securities while aware of Material Nonpublic Information about those companies obtained in the course of employment by, or association with, Xcel Energy. Securities Trading Overall Policy 3.14 Policy Highlights • Employees, Directors and Other Individuals, and their Related Parties must comply with federal and state laws and any company-imposed trading restrictions. • Employees, Directors and Other Individuals, and their Related Parties may not buy or sell securities while aware of Material Nonpublic Information or engage in any other action to take advantage of, or pass on to others, that information. • Transactions that hedge holdings in Xcel Energy securities and short-selling is prohibited. •

Xcel Energy Securities Trading Overall (3.14) | 2 Prohibition on Disclosing and Tipping Material, Nonpublic Information Except as provided below, Material Nonpublic Information regarding the Company may not be provided to anyone, including relatives, friends or professional associates, either orally or in writing. Furthermore, it is inappropriate and illegal for an individual who has Material Nonpublic Information to provide other people with such information or recommend they buy or sell Securities based upon that information, even if they do not give the other person the specific information. This is called “Tipping” by securities regulators and can result in punishment of both the tipper and tippee. Accordingly, do not share Material Nonpublic Information with: • Anyone outside of the Company who does not have a business need to know, • Employees of the Company except as required for the Company’s business, or • Anyone else if you suspect the recipient might buy or sell Securities or engage in Tipping in response to the information. These restrictions are in addition to other policies about confidentiality of all Company information in our Code of Conduct. Waiting Period After Information is Released To allow Xcel Energy’s shareholders and the investing public a reasonable amount of time to receive and act upon information released about the Company, the Company’s Securities may not be bought or sold until one full trading day has passed after the Material Nonpublic Information has been released. Blackout Period The Securities Trading Policy Committee may at any time inform all or certain employees, Directors and/or Other Individuals that they and their Related Parties may not trade in the Company’s Securities or the Securities of another company until notified otherwise. When that happens, those notified, including Related Parties, may not trade even if the trade would otherwise be permitted by this Policy. Additionally, the Securities Trading Policy Committee may designate that certain employees, Directors and/or Other Individuals are subject to the Company’s regularly scheduled Blackout Periods. Blackout Periods commence two weeks prior to the end of the Company’s fiscal year end and the first, second and third fiscal quarters, as applicable, and end after one full trading day has passed after the annual results or quarterly results, as the case may be, have been publicly released. Additional Restrictions – Pre-clearance Persons Pre-clearance Persons and their Related Parties are subject to additional restrictions set forth in the Securities Trading for Pre-clearance Persons policy (3.15), with regard to buying or selling Company Securities. Application of this Policy to Specific Transactions Speculative Trading, Including Margin Accounts and Hedging Avoid speculation on the Company’s Securities and other practices that may appear to be based on Material Nonpublic Information. Purchases of Xcel Energy’s Securities should be made as long-term investments. • Do not engage in short selling of the Company’s Securities, which would reward downward changes in price, because, in hindsight, such sales are likely to appear to have resulted from the possession of Material Nonpublic Information. • Do not purchase financial instruments, including prepaid variable forward contracts, equity swaps, collars and exchange funds, that are designed to hedge or offset any decrease in the market value of the Company’s Securities. • Do not engage in other speculative trading of the Company’s Securities, including writing or trading in options, warrants, puts and calls on the Company’s stock. In addition, frequent trading in Company

Xcel Energy Securities Trading Overall (3.14) | 3 Securities should be avoided because frequent trading also may give the appearance, in hindsight, that such sales were based on Material Nonpublic Information. • Do not purchase the Company’s Securities on margin because this is inconsistent with long-term stock ownership. Engaging in general portfolio diversification or investing in broad-based index funds does not constitute hedging and is permitted. Benefit Plan Transactions Among the transactions prohibited when aware of Material Nonpublic Information are the following employee benefit plan transactions: • Switching investments into or out of the Xcel Energy stock fund • Liquidating all or part of an Xcel Energy stock fund to fund a plan loan • Withdrawal or distribution from the Xcel Energy stock fund • Changing contribution/investment elections regarding future contributions to affect the amount of contributions allocated to the Xcel Energy stock fund Dividend Reinvestment and Stock Purchase Plans Decisions to commence, increase or decrease participation in any Xcel Energy Dividend Reinvestment and Stock Purchase Plan and, optional cash investments into such plans, are also prohibited while aware of Material Nonpublic Information, as is selling shares acquired from such plans. Gifts of Company Securities This Policy’s trading restrictions do not apply to a bona fide gift of the Company’s Securities so long as either (a) the recipient of the gift is subject to this Policy (such as a Related Party) or (b) you have a reasonable basis for knowing that the recipient does not intend to sell the Securities immediately or during a period when you would not be permitted to sell them pursuant the terms of this Policy. Exempted Transactions Transactions Pursuant to a Contract, Instruction or Plan An individual may also buy or sell Company Securities pursuant to certain contracts, instructions and plans, including Xcel Energy-sponsored compensation and benefit plans, as long as they are not aware of Material Nonpublic Information when entering into or adopting the contract, instructions or plan and otherwise comply with the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Prior to entering into any such contract, instruction or plan, a copy should be provided to the Securities Trading Policy Committee. The Securities Trading Policy Committee may request that the existence of the contract, instruction or plan be disclosed publicly. Once a contract, instruction or plan has been established, all proposed modifications of the contract, instruction or plan must be provided to or reviewed by the Securities Trading Policy Committee prior to implementation and must be made when there is no knowledge of Material Nonpublic Information. After the contract, instruction or plan has been established, purchases or sales of the Company’s Securities may proceed in accordance with the contract, instruction or plan even if an individual becomes aware of Material Nonpublic Information. The terms of the approved contract, instruction or plan, may not be altered or deviated from and there can be no corresponding or hedging transactions. Policy Administration and Compliance All Transactions will be Evaluated with the Benefit of 20-20 Hindsight If Securities transactions ever become the subject of scrutiny, they are likely to be viewed after the fact with the benefit of hindsight. Before engaging in any transaction, carefully consider how the transaction may be

Xcel Energy Securities Trading Overall (3.14) | 4 construed in hindsight. This is particularly true where an individual may have Nonpublic Information that they do not consider to be Material, but which others, including courts, may consider to be Material. If there is any doubt about whether information is Material or Nonpublic, you must not disclose that information or trade in the Securities concerned without first contacting the Securities Trading Policy Committee. Possible Penalties Under Federal and State Laws Individuals who trade on Material Nonpublic Information or who Tip such information to others may be subject to civil penalties, criminal fines and jail terms. Even if an individual is not aware of any Material Nonpublic Information but buys or sells the Company’s Securities shortly before an event that affects market price, an investigation by the Securities and Exchange Commission, the Nasdaq Stock Market LLC or others may occur. The same is true if such a purchase or sale is undertaken by friends, relatives or professional associates. Defending against such a charge is difficult, expensive and embarrassing for both the individual and for the Company. Although it is impossible to assure that trading in Company Securities will not occur shortly before such a price change, it is very important to diligently avoid even an appearance that a trade occurred while aware of Material Nonpublic Information. In addition, under federal law, the Company, as the employer of a person who trades Securities on the basis of Material Nonpublic Information or Tips such information to others, is subject to substantial civil and criminal penalties should it fail to take appropriate steps if it knew or recklessly disregarded the fact that the person was likely to engage in Insider Trading. Questions/Guidance Anyone with questions about specific transactions may obtain additional guidance from the Company’s Securities Trading Policy Committee. Remember, however, that the ultimate responsibility for adhering to these policies and avoiding improper transactions rests with each individual. Any guidance will relate solely to the restraints imposed by law and Company policies and will not constitute advice regarding the investment aspects of any transaction. Training/Certification The Company provides training on this Policy and the insider trading rules to all Company employees and Directors upon commencing service with the Company. The Company also provides periodic training refreshers to groups of employees and Directors. Anyone covered by the applicability section of this Policy may be required to complete a certification regarding understanding of and compliance with this Policy. Disclaimer This Policy is intended to provide information concerning the current legal restrictions on Securities Trading and to impress upon employees, Directors and Other Individuals, and their Related Parties, the importance the Company places on complying with these restrictions. Consequences of Noncompliance Any employee, regardless of position or title, who violates any provision of this Policy, may be subject to discipline, up to and including termination of employment. Contractor violations may result in removal of assignment at Xcel Energy. Reporting and Protection from Retaliation We encourage individuals to speak up without fear of retaliation when they see or suspect policy violations. There are several reporting options available. Retaliation is prohibited and will not be tolerated at Xcel Energy. Please refer to Xcel Energy’s Anti-Retaliation Policy (9.23).

Xcel Energy Securities Trading Overall (3.14) | 5 Definitions Director Member of the Xcel Energy Inc. board of directors Executive Officer Officers who are required to file reports under Section 16 of the Securities Exchange Act of 1934 (“Executive Officers”) Insider Trading Buying or selling securities by any person while aware of Material Nonpublic Information Material Information Information that a reasonable investor, given the total mix of information, would consider important in deciding whether to buy, hold or sell securities. Specifically, it’s information that, if disclosed to the public, might reasonably be expected to affect the price of the securities. Examples of events or information that may constitute Material Information include but are not limited to: • Revenue, earnings or other operating results not yet released • Projections of future earnings or losses • Mergers, acquisitions, tender offers, joint ventures or changes in assets • Major litigation • Significant regulatory developments, including the status of rate cases • New products/services, discoveries or developments regarding customers or suppliers (such as acquisition or loss of a contract) • Changes in control or senior management • Events regarding the company’s securities, such as dividends, sales of securities or repurchase plans Many other types of information may be considered “material” depending on the circumstances, and the materiality of particular information is subject to regular reassessment. Nonpublic Information Any information that has not been disclosed generally to the public. Information that is received under circumstances that indicate the information is not yet in general circulation should be assumed to be nonpublic. Information is not considered to be known to the public immediately upon issuance of a news release, but is public information only after there is adequate time for the news to be circulated and absorbed by the market and investors. Other Executives Employees, other than Executive Officers, subject to Xcel Energy Stock Ownership Guidelines Other Individuals Individuals with access to Material Nonpublic Information regarding the Company and identified as having such access by the Securities Trading Policy Committee. Other Individuals may include agents, advisors and independent contractors of the Company.

Xcel Energy Securities Trading Overall (3.14) | 6 Pre-clearance Person Executive Officers, Other Executives, Directors and Other Individuals as defined in the Securities Trading for Pre-clearance Persons policy (3.15) Related Parties Family members and others living in the household of a person covered by this Policy, and any trusts, foundations, other entities or accounts in which a person covered by this Policy or members of such person’s family exercise control or influence. Securities Any securities issued by a company, such as common stock, preferred stock and debt, as well as related derivative securities, such as puts, calls, options to purchase any shares of the company’s stock or securities convertible into or exchangeable for shares of the company’s stock and exchange traded options; and any other securities that relate to or derive their value from the Company’s or the other company’s stock. Securities Trading Buying or selling securities Securities Trading Policy Committee A group comprising Xcel Energy's Chief Legal and Compliance Officer, Corporate Secretary, Chief Financial Officer and others who may be designated occasionally, that oversees the administration of this Policy. Tip, Tipping Providing other people with Material Nonpublic Information or recommending that they buy or sell Securities based upon that information, even if the specific information is not released. Xcel Energy Xcel Energy Inc. and its subsidiaries and affiliates. The use of “we,” “our,” or the “Company” is synonymous with Xcel Energy. References Securities Trading for Pre-clearance Persons (3.15) Securities Trading Policy Request Form (Attachment 3.15-1) Code of Conduct History of Revisions August 23, 2023 August 18, 2021 August 19, 2020 August 21, 2019 August 23, 2017 August 24, 2016 December 9, 2015 September 16, 2014 February 20, 2013 January 21, 2011 August 25, 2010 – Initial Issuance Approval This Policy was approved by the Executive Vice President and Chief Compliance Officer, and the President and Chief Executive Officer. .